Exhibit 10.34

EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into as of the 13th day of January, 2004 by and between ALLIANCE BANK, a Virginia banking corporation, hereinafter called the “Bank”, and Frank H. Grace, III hereinafter called “Employee”, and provides as follows:

RECITALS

     WHEREAS, the Bank is a bank chartered under the laws of the Commonwealth of Virginia and engaged in the business of banking; and

     WHEREAS, Employee has been involved in the management of the Bank and possesses managerial experience, knowledge, skills and expertise in such type of business; and

     WHEREAS, the employment of Employee by the Bank is in the best interests of the Bank and Employee; and

     WHEREAS, the parties have mutually agreed upon the terms and conditions of Employee’s continued employment by the Bank as hereinafter set forth;

TERMS OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

     Section 1. Employment. (a) Employee shall be employed as a Senior Vice President and member of the Senior Management Team of the Bank. He shall perform such services for the Bank and/or one or more Affiliates as may be assigned to Employee from time to time upon the terms and conditions hereinafter set forth.

          (b) References in this Agreement to services rendered for the Bank and compensation and benefits payable or provided by the Bank shall include services rendered for and compensation and benefits payable or provided by any Affiliate. References in this Agreement to the “Bank” also shall mean and refer to each Affiliate for which Employee performs services. References in this Agreement to “Affiliate” shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by or controls the Bank.

          (c) The parties recognize that the Board of Directors of the Bank shall manage the business affairs of the Bank and that the relationship between the Bank and Employee shall be that of an employer and an employee. The Board of Directors shall have the sole authority to set and establish the hours of operation of the business and to set and establish reasonable work schedules and standards applicable to Employee.

     Section 2. Term. The term of this Agreement shall continue until March 1, 2004 unless sooner terminated under the terms of this Agreement (the “Initial Term”). This Agreement shall be renewed automatically for successive additional terms of one (1) year each unless either party gives the other notice of nonrenewal at least sixty (60) days prior to the expiration of the Initial Term or any additional term, as the case may be.

     Section 3. Exclusive Service. Employee shall devote his best efforts and full time to rendering services on behalf of the Bank in furtherance of its best interests. Employee shall comply with all policies, standards and regulations of the Bank now or hereafter promulgated, and shall perform his duties under this Agreement to the best of his abilities and in accordance with standards of conduct applicable to chief executive officers of banks.

     Section 4. Salary. (a) As compensation while employed hereunder, Employee, during his faithful performance of this Agreement, in whatever capacity rendered, shall receive an annual base salary of $106,633 payable on such terms and in such installments as the parties may from time to time mutually agree upon. The Board of Directors, in its discretion, may increase Employee’s base salary during the term of this Agreement, but in no event shall the annual base salary be reduced.

          (b) The Bank shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Bank. The Bank shall also withhold and remit to the proper party any amounts agreed to in writing by the Bank and Employee for participation in any corporate sponsored benefit plans for which a contribution is required.

          (c) Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee’s employment by the Bank.

     Section 5. Corporate Benefit Plans. (a) Employee shall be entitled to participate in or become a participant in any employee benefit plan maintained by the Bank for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change.

          (b) The Bank shall provide Employee with a disability insurance policy providing benefits commensurate with other employees as so amended by the Board from time to time.

          (c) The Bank shall pay the premiums on group term insurance on the life of Employee in an amount equal to two times his base salary under a qualified group benefits plan as secured by the Bank.

     Section 6. Bonuses. Employee shall receive only such bonuses as the Board of Directors, in its discretion, decides to pay to Employee.

     Section 7. Expense Account. (a) The Bank shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Bank’s business. Such expenses will include business meals, out-of-town lodging and travel expenses, and membership dues and costs to attend meetings and conventions of business-appropriate organizations and associations. Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Bank can adopt reasonable rules and policies regarding such reimbursement. The Bank agrees to make prompt payment to Employee following receipt and verification of such reports.

          (b) The Bank will provide Employee a car allowance of up to $725 per month and pay taxes and insurance on such automobile. In addition the Bank will provide Employee monthly dues for use of the Tower Club and Robert Trent Jones Golf Club.

     Section 8. Vacation and Sick Leave. Employee shall be entitled to 20 days of vacation and such sick leave as the Board of Directors may from time to time designate for all full-time employees of the Bank.

     Section 9. Termination. (a) Notwithstanding the termination of Employee’s employment pursuant to any provision of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination. In addition, no termination shall affect any liability or other obligation of either party which shall have accrued prior to such termination, including, but not limited to, any liability, loss or damage on account of breach. No termination of employment shall terminate the obligation of the Bank to make payments of any vested benefits provided hereunder or the obligations of Employee under Sections 10, 11 and 12.

          (b) Employee’s employment hereunder may be terminated by Employee upon thirty (30) days written notice to the Bank or at any time by mutual agreement in writing.

          (c) This Agreement shall terminate upon the death of Employee; provided, however, that in such event the Bank shall pay to the estate of Employee the compensation including salary and accrued bonus, if any, which otherwise would be payable to Employee through the end of the month in which his death occurs.

          (d) The Bank may terminate Employee’s employment other than for “Cause”, as defined in Section 9(e), at any time upon written notice to Employee, which termination shall be effective immediately. Employee may resign thirty (30) days after notice to the Bank for “Good Reason”, as hereafter defined. In the event the Employee’s employment terminates pursuant to this Section 9(d), Employee shall receive a monthly amount equal to one-twelfth (1/12) his rate of annual base salary in effect immediately preceding such termination (“Termination Compensation”) in each month for twelve (12) months or the remainder of the term of this Agreement, whichever is greater. Payments of the Termination Compensation shall be made at the times such payments would have been made in accordance with Section 4(a). Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 10 or 11, Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 9(d). In addition, notwithstanding anything in this Agreement to the contrary, the Bank shall not be required to make payment of the Termination Compensation or any portion thereof to the extent such payment is prohibited by the terms of the regulations presently found at 12 C.F.R. part 359 or to the extent that any other governmental approval of the payment required by law is not received.

     For purposes of this Agreement, “Good Reason” shall mean:

     (i) The assignment of duties to the Employee by the Bank which result in the Employee having significantly less authority or responsibility than he has on the date hereof, without his express written consent;

     (ii) The removal of the Employee from his position as Senior Vice President;

     (iii) A reduction by the Bank of the Employee’s annual base salary (which shall also constitute a breach of Section 4(a) hereof);

     (iv) The failure of the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 13 hereof.

          (e) The Bank shall have the right to terminate Employee’s employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for “Cause” shall include termination for one or more of the following occurring on or after the date of this Agreement: Employee’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Bank’s assets (determined on a reasonable basis) or those of its Affiliates, or material breach of any other provision of this Agreement. In the event Employee’s employment under this Agreement is terminated for Cause, Employee shall thereafter have no right to receive compensation or other benefits under this Agreement.

          (f) The Bank may terminate Employee’s employment under this Agreement, after having established the Employee’s disability by giving to Employee written notice of its intention to terminate his employment for disability and his employment with the Bank shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt Employee shall fail to return to the full-time performance of the essential functions of his position (and if Employee’s disability has been established pursuant to the definition of “disability” set forth below). For purposes of this Agreement, “disability” means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Bank or its insurers, and acceptable to Employee or his legal representative, which consent shall not be unreasonably withheld or (ii) disability as defined in the policy of disability insurance maintained by the Bank or its Affiliates for the benefit of Employee, whichever shall be more favorable to Employee. Notwithstanding any other provision of this Agreement, the Bank shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. § 12101 et. seq.

          (g) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served pursuant to the Federal Deposit Insurance Act, the Bank’s obligations under this Employment Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (h) If Employee is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under the Federal Deposit Insurance Act or the Code of Virginia, all obligations of the Bank under this Employment Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          (i)(1) If Employee’s employment is terminated without Cause within one year after a Change of Control shall have occurred or if he resigns for Good Reason within one year after a Change in Control shall have occurred, then on or before Employee’s last day of employment with the Bank, the Bank shall pay to Employee as compensation for services rendered to the Bank and its Affiliates a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to one and one half year’s base salary; provided, however, that the Bank may pay said amounts in equal monthly installments over the eighteen (18) months succeeding the date of termination, payable on the first day of each such month.

               (2) For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Bank securities having 50% or more of the combined voting power of the then outstanding Bank securities that may be cast for the election of the Bank’s directors other than a result of an issuance of securities initiated by the Bank, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Bank before such events cease to constitute a majority of the Bank’s Board, or any successor’s board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

     Section 10. Confidentiality/Nondisclosure. Employee covenants and agrees that any and all information concerning the customers, businesses and services of the Bank of which he has knowledge or access as a result of his association with the Bank in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Bank, be directly or indirectly used, disseminated, disclosed or published by Employee to third parties other than in connection with the usual conduct of the business of the Bank. Such information shall expressly include, but shall not be limited to, information concerning the Bank’s trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment Employee shall deliver to the Bank all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Bank or its business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Bank with the maximum protection. This Section 10 shall not be applicable to any information which, through no misconduct or negligence of Employee, has previously been disclosed to the public by anyone other than Employee.

     Section 11. Covenant Not to Compete. During the term of this Agreement and throughout any further period that he is an officer or employee of the Bank, and for a period of twelve (12) months from and after the date that Employee is (for any reason) no longer employed by the Bank or for a period of twelve (12) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Employee, whichever is later, Employee covenants and agrees that he will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere within a twenty-five (25) mile radius of any office operated by the Bank as of this date; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Bank to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Bank or its Affiliates. As used in this Agreement, the term “Competitive Business” means all banking and financial products and services (not including brokerage services) that are substantially similar to those offered by the Bank on the date that Employee’s employment terminates.

     Section 12. Injunctive Relief, Damages, Etc. Employee agrees that given the nature of the positions held by Employee with the Bank, that each and every one of the covenants and restrictions set forth in Sections 10 and 11 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Bank in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Employee of any of the provisions of Sections 10 or 11 that monetary damages alone will not adequately compensate the Bank for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief and Employee shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys’ fees, incurred by the Bank as a result of taking action to enforce, or recover for any breach of, Section 10 or Section 11. The covenants contained in Sections 10 and 11 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in Section 11 above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to substitute such other terms as are reasonable to protect the Bank’s legitimate business interests.

     Section 13. Binding Effect/Assignability. This Employment Agreement shall be binding upon and inure to the benefit of the Bank and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns, but neither this Agreement, nor any of the rights hereunder, shall be assignable by Employee or any beneficiary or beneficiaries designated by Employee. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, stock or assets of the Bank, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to the compensation described in Section 9(d). As used in this Agreement, “Bank” shall mean Alliance Bankshares Bank, a Virginia Bank, and any successor to its respective business, stock or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     Section 14. Governing Law. This Employment Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to its principles of conflict of laws.

     Section 15. Litigation. In the event of any dispute between the parties concerning this Agreement, each party shall be responsible for obtaining counsel at its own expense; however, in the event that the Bank does not substantially prevail in any litigation arising under this Agreement, the Bank shall promptly reimburse the Employee for all reasonable attorneys’ fees and expenses incurred in connection with such litigation.

     Section 16. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     Section 17. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Bank to its registered office or in the case of Employee to his last known address.

     Section 18. Entire Agreement.

          (a) This Employment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

          (b) This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

     Section 19. Amendment and Waiver. This Employment Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the person or party to be charged.

     Section 20. Case and Gender. Wherever required by the context of this Employment Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

     Section 21. Captions. The captions used in this Employment Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

     IN WITNESS WHEREOF, the Bank has caused this Employment Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

ALLIANCE BANK

By: Thomas A. Young, Jr.
Title: President & CEO
ATTEST:

Joyce E. Vanneman

EMPLOYEE

Frank H. Grace, III (SEAL)

ATTEST:

Joyce E. Vanneman

AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 27th day of February, 2004 by and between ALLIANCE BANK, a Virginia banking corporation, hereinafter called the “Bank”, and FRANK H. GRACE, III, hereinafter called “Employee”, and provides as follows:

RECITALS

     WHEREAS, the Bank and Employee entered into an Employment Agreement as of January 13, 2004; and

     WHEREAS, the Bank and Employee both wish to amend the terms of said agreement as set forth herein; and

     WHEREAS, the Bank and Employee both acknowledge the mutual benefit received by both Bank and Employee regarding this Amendment.

TERMS OF AMENDMENT TO EMPLOYMENT AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings of the parties as herein set forth, the parties covenant and agree as follows:

     Section 1. Acknowledgment of Employment Agreement. Bank and Employee acknowledge the Employment Agreement between Bank and Employee dated as of January 13, 2004, and Bank and Employee specifically acknowledge and reaffirm the terms of said Employment Agreement and covenant and agree that, except as set forth herein, the terms of the Employment Agreement remain fully enforceable and valid as the obligation of both Bank and Employee.

     Section 2. Terms of Amendment. Bank and Employee agree that Bank shall provide as an additional benefit to Employee, in recognition of the mutual benefit to Bank and Employee, a membership in the Robert Trent Jones Golf Course. The membership shall be purchased by the Employee in his own name. The terms of the loan shall be as agreed between the Employee and the Bank and shall be on the same terms and conditions as loans prevailing at the same time for comparable loans with unrelated persons and consistent with all applicable regulatory requirements. The loan must be repaid in five (5) years or less, and may be repaid from future bonuses received by Mr. Grace at the discretion of the Bank.

          (a) In years in which the Employee’s annual incentive award is at least $30,000, the Bank shall deduct $11,000 from the incentive compensation and match an additional $11,000 to that incentive compensation, resulting in a total amount of $22,000, which amount shall be applied first to interest, then to principal. (By way of example, if the Employee earns an incentive award of $40,000 for a given year, $11,000 will be deducted therefrom and the Employee shall be paid a net incentive award of $29,000, with the $11,000 deducted matched by the Bank in the additional amount of $11,000, for a total amount of $22,000 applied to interest and principal.)

          (b) In any year during which the Employee does not earn an incentive award equal to or greater than $30,000, a total of up to $11,000, but not exceeding the amount of the total incentive award, shall be deducted from the employee’s annual incentive award and applied to interest and principal, with no matching award provided by the Bank.

          (c) If Employee resigns from the Bank, Employee is responsible for the repayment of the remaining balance of the loan including principal and interest.

          (d) In the event of a “Change in Control”, as that term is defined under the Employment Agreement, if Employee stays with the Bank, the terms set forth in subparagraph (a) above remain in effect. If, however, Employee leaves the Bank for “Good Reason” as that term is defined in the Employment Agreement, the Bank shall pay to Employee an additional severance payment in an amount equal to one-half of the outstanding loan balance.

          (e) The Bank will obtain a term life insurance policy in the amount of $95,000 for five years, with a declining balance as appropriate, in the name of the Employee with the Bank as beneficiary, to secure the repayment obligation in the event of Employee’s death. The cost of the policy to be borne by the Bank.

     IN WITNESS WHEREOF, the Bank has caused the Amendment to Employment Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

ALLIANCE BANK

By: Thomas A. Young, Jr.
Title: President & CEO

ATTEST:

Joyce E. Vanneman

EMPLOYEE

Frank H. Grace, III (SEAL)

ATTEST:
Joyce E. Vanneman